                              EMPLOYMENT AGREEMENT

                                     Parties

                  This Employment Agreement ("Agreement") made as of January 2, 1994 is entered into by and between ALGOS PHARMACEUTICAL CORPORATION, formerly known as U.S. Medical Technologies, Inc., with its principal business address at Collingwood Plaza, 4900 Highway 33, Wall, New Jersey 07753 (the "Company"), and GASTONE BELLO, residing at 1704 Channel Club Tower, Monmouth Beach, New Jersey 07750 (the "Executive").

                                    Recitals

         A. The Company desires to retain Executive to provide the services hereinafter set forth.

         B. Executive is willing to provide such services to the Company on the terms and conditions hereinafter set forth.

                               Terms of Agreement

                  The parties agree as follows:

                  1.       Employment

                           (a)      The Company hereby employs Executive, on a
full-time basis (subject to the provisions of Section 6) commencing on the Initial Closing Date as defined in a certain Private Placement Memorandum to be issued by the Company to prospective investors in the Company's Series A Preferred Stock, to be employed in an executive capacity as the Company's Executive Vice President for Technology Transfer and Manufacturing during the Employment Period (as defined below). The Executive shall perform such duties and services, consistent with his position, as may be assigned to him from time to time by



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the Board of Directors of the Company or the Chief Executive Officer or his
designee. In furtherance of the foregoing, the Executive hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time by the Board of Directors of the Company or its designee. During the Employment Period, the Company shall provide the Executive with an office, secretarial and other support services comparable to those provided to other senior executive officers of the Company at its headquarters.

                           (b)      Executive hereby accepts this employment on
and subject to the terms and conditions set forth in this Agreement, and shall use his reasonable best efforts to promote the Company's interests.

         (c) This Employment Agreement shall be voidable by the Company, in its sold discretion, in the event the Initial Closing Date described in subparagraph
(a) above does not occur on or before December 31, 1994.

                  2.       Compensation; Benefits.

                           2.1      Salary.  During the Employment Period, as
compensation for Executive's performance of Executive's duties under this Agreement, the Company shall pay Executive a Base Salary ("Base Salary") at the annual rate of $150,000 during 1994. Thereafter, the Base Salary shall be reviewed by the Board of Directors annually and shall be increased by five percent (5%) per year, or by such greater amount as the Board of Directors, in its sole discretion, may deem appropriate. The Base Salary shall

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be payable in installments pursuant to the Company's executive payroll policies in force at the time of payment (but not less frequently than monthly) for the month or shorter pay period then ended, subject to applicable withholding for FICA, income taxes and other required payroll deductions.

                           2.1.1    The Executive's Base Salary will be
supplemented by payment of performance bonuses based upon Executive's performance against specific milestone achievements. Each such milestone achievement will state the activities to be accomplished, their timing and projected budgets. Each milestone achievement and corresponding bonus amount will be mutually agreed upon and set forth in writing by Executive and the Company's Board of Directors annually, or more frequently as deemed appropriate. Attainment of milestone achievements will result in a performance bonus of up to 33.3% of Executive's Base Salary, depending upon the importance and number of the milestone achievements attained.

                           2.2  Expenses.  During the Employment Period, to
the extent such expenditures meet the requirements and the policies of the Company for senior executives, the Company shall reimburse Executive promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of the Company's business, upon presentation of proper vouchers or receipts therefor.

                           2.3   Vacation, Etc.  During the Employment Period,
Executive shall be entitled to three (3) weeks annual paid vacation at such times as shall be agreed upon by Executive and

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the Company. Executive shall also be entitled to sick leave in accordance with the Company's policies then in force, and 10 holidays per year.

                           2.4   Other Benefits.  Executive shall be entitled
to participate, at Executive's option and if eligible, in any Company plans for the benefit of officers and key employees as from time to time established, including profit sharing, pension plan, stock option plans and performance bonus plans. In addition, Executive shall be entitled to the following Company paid benefits:

                           (i)   Eighty Percent (80%) of the premiums paid by
Executive to Ciba-Geigy Pharmaceutical Corporation for comprehensive family major medical, and family dental insurance; provided, however, that during such times that Executive is employed on a half-time basis as defined in Section 6 below, the Company shall pay Forty Percent (40%) of the said premiums.

                    (ii) Dues reimbursement for professional associations and meetings.

                  3.   Employment Period; Termination.

                           3.1      Employment Period.  Executive's employment
term ("Employment Period") shall commence on the date of the Initial Closing Date, as defined in a certain Private Placement Memorandum to be issued by the Company to prospective investors in the Company's Series A Preferred Stock, and shall expire on December 31, 1997 (the "Employment Expiration Date"), unless earlier terminated pursuant to Section 3.2.

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                           3.2      Termination.

                                    3.2.1  Termination for Cause.  The Company
may discharge Executive and terminate the Employment Period for cause. Discharge for cause shall be effective ten (10) days after Executive's receipt of written notice of discharge or at such later date as may be specified in that notice, provided such notice contains the specific reasons and the specific events upon which discharge is predicated. If Executive is discharged for cause, Executive shall only be entitled to Base Salary through the effective date of the discharge or termination. As used in this paragraph, "cause" shall mean any or all of the following:

                            (i)  Willful or negligent action taken by
Executive which materially harms, or can reasonably be expected to harm, the Company;

                            (ii) Commission of a fraud, misappropriation,
embezzlement, or criminal misconduct that would constitute a felony, or any other act or conduct, whether criminal or noncriminal and regardless of whether committed in the course of the Company's business, which adversely affects the reputation of the Company or otherwise brings disrepute on the Company, including any of its affiliates (for purposes of this Employment Agreement the term "affiliates" shall be deemed to include, but not necessarily be limited to the corporation to which the Company assigns its rights to the name, "U.S. Medical Technologies," or any variation thereof); or

                           (iii)  If Executive shall be in breach of, or in
default under, any provision, term or covenant of this Agreement

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(other than a breach or default described in clauses (i) and (ii)).

                           3.2.2     Termination Without Cause.  The Company
may terminate the employment of the Executive hereunder at any time during the Employment Period without "cause" (such termination being herein referred to as "Termination Without Cause") by giving the Executive written notice of such termination, upon the giving of which such termination shall take effect immediately.

                           3.2.3      Involuntary Termination.  If, during the
Employment Period, Executive becomes ill, disabled or otherwise incapacitated so as to be unable regularly to perform his usual duties for a period in excess of 120 days in any consecutive twelve month period (such condition being hereinafter referred to as "Disability"), the Company shall have the right, with the approval of a majority of the members of the Board of Directors, to terminate Executive's employment on 30 days' written notice to Executive (such termination, or Executive's death, being herein referred to as "Involuntary Termination"). If the Executive dies during the Employment Period, his employment hereunder shall be deemed to have ceased as of the date of his death.

                           3.2.4     Voluntary Termination.  Any termination
of the employment of the Executive hereunder otherwise than as a result of an Involuntary Termination, a Termination for Cause or a Termination Without Cause shall be deemed to be a "Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon such termination.

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                  3.3      Effect of Termination of Employment.
                           3.3.1    Upon the termination of the Executive's
employment hereunder pursuant to a Voluntary Termination or a Termination for Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

                         (i) the unpaid portion of the Base Salary provided for in Section 2.1, computed on a pro rata basis to the date of termination; and

                        (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 2.2.

                  3.3.2 Upon the termination of the Executive's employment hereunder pursuant to an Involuntary Termination, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive:

                         (i) the unpaid portion of the Base Salary provided for in Section 2.1, computed on a pro rata basis to the date of termination;

                        (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 2.2;

                       (iii) a termination payment in an amount equal to six (6) months' Base Salary, payable in six
                                    (6) equal monthly installments; and

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                        (iv)        the continuation of the benefits afforded
                                    pursuant to Section 2.4(i) for a period of three (3) months from the effective date of termination.

                  3.3.3 Upon the termination of the Executive's employment hereunder pursuant to a Termination Without Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company pursuant to this Agreement except to receive:

                         (i) the unpaid portion of the Base Salary provided for in Section 2.1, computed on a pro rata basis to the date of termination;

                        (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 2.2;

                       (iii) a termination payment in an amount equal to six (6) months' Base Salary, payable in six
                                    (6) equal monthly installments; and

                        (iv) the continuation of the benefits afforded pursuant to Section 2.4(i) for a period of twelve (12) months from the effective date of termination.

                  4.       Executive's Covenants.

                           4.1      Executive agrees that he will not from and
after the date hereof through the second anniversary of the Employment Expiration Date as defined in Section 3.1 above, regardless of whether the Employment Period is terminated earlier

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for any reason, directly or indirectly, through any other person, firm or corporation, solicit, raid, entice, induce or encourage any employee, sales representative, agent or consultant of or for the Company or its affiliates, to
(i) cease his or her association with or leave the employ of the Company or its affiliates, (ii) solicit customers or suppliers of the Company or its affiliates for Executive's or any other person's or entity's benefit or (iii) otherwise act in violation of that person's obligations to the Company or its affiliates, and Executive shall not authorize or knowingly approve the taking of such actions by any other person.

                  4.2 Executive acknowledges that, by reason of his employment with the Company, he will obtain confidential or non-public proprietary knowledge or information pertaining to the business and policies of the Company and its affiliates. Executive agrees that during and after the term of this Agreement, he shall not disclose, without the prior written consent of the Board of Directors of the Company or the Chairman of the Board, any confidential or non-public proprietary knowledge or information pertaining to the Company and its affiliates ("Confidential Information"), including, but not limited to information relating to management, financial condition, customer lists, sources of supply, business methods and personnel policies, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. Confidential Information shall not include information that: (a) was known to Executive prior to his first employment with the Company or its

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affiliates, or (b) is public knowledge, or becomes public knowledge other than by action (or omission) of (i) Executive or persons obtaining access to such information directly or indirectly from Executive or (ii) other persons disclosing such information in breach of obligations to the Company.

                  4.3 Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by Executive, or made available to Executive prior to or during the term of this Agreement concerning the Company's and its affiliates' business, shall be the Company's or its affiliates' property and shall be delivered to the Company on the termination of this Agreement or at any other time on request by the Board of Directors or Chairman of the Board of the Company.

                  4.4 Executive agrees that he will not, from and after the date hereof through the second anniversary of the Employment Expiration Date as defined in Section 3.1 above, regardless of whether the Employment Period is terminated earlier for any reason, (i) directly or indirectly engage in, represent in any way, or be connected with, any business or activity (such business or activity being hereinafter called a "Competing Business"), which engages in the pain management field, within any state in which the Company or its affiliates transact business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; or (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i). The Executive acknowledges and understands

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that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with the Company's issuance of certain stock to the Executive, as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living. Notwithstanding the foregoing, the Company acknowledges that the Executive currently serves as a Consultant to or Director of other pharmaceutical corporations, which corporations are not currently engaged in the pain management field. Executive agrees that he will not, from and after the date hereof through the second anniversary of the Employment Expiration Date as defined in Section 3.1 above, regardless of whether the Employment Period is terminated earlier for any reason, directly or indirectly discuss, engage in, represent in any way, or be connected with, any business or activity conducted by the said corporations in the pain management field.

                  4.5 The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company, which he may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof

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that may at any time be granted for or upon any such invention, improvement or technical information.  In connection therewith:

                         (i) The Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the reasonable opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and


                         (ii) The Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating


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                                 to any such patents, inventions, improvements
                                 or technical information.

                  4.6 The provisions of this paragraph 4 shall survive the termination or expiration of this Agreement irrespective of the reason therefor.

                  4.7 Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to Confidential Information vital to the Company's business. By reason of this, Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to the diversion of the Company's or its affiliates' employees or confidentiality, the Company or its affiliates would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from committing or continuing any such violation of this Agreement, and Executive shall not object to any such application.

                  5. Indemnification. The Company will defend, indemnify and hold harmless Executive to the full extent permitted by law from and against any and all losses, claims, damages or liabilities related to or arising out of the services performed by Executive under this Agreement in the capacity of (and his status as) an officer of the Company or in the capacity of (and his status as) an officer or otherwise of the Company's

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affiliates, to the extent that those companies do not indemnify Executive, and will promptly reimburse Executive for any legal or other expenses reasonably incurred by him in connection with (i) investigating or defending any such loss, claim, damage or liability or (ii) any litigation or investigation related to or arising out of such service or status (in either case whether or not in connection with pending or threatened litigation to which Executive is a party); provided, however that (i) the Company shall not be liable to anyone for any such losses, claims, damages or liabilities which result from the gross negligence or willful misconduct of Executive and (ii) the Company shall not be liable for any legal fees or costs incurred by Executive, except for counsel retained on behalf of Executive by the Company in connection with any investigation, litigation or defense pursuant to this Section 5. Such obligation of the Company to defend and indemnify the Company shall survive the termination of this Agreement notwithstanding anything contained herein to the contrary. The Company agrees to use its best efforts to obtain a Directors' and Officers' Liability Insurance policy.

                  6. Conflicting Duties. The Company and Executive understand and agree that the Company's business will not require the full-time services of the Executive at the outset of the Employment Period. The Company and Executive agree that Executive shall initially work on a half-time basis, which shall be defined as an average of two and one-half (2-1/2) days per week. During the period of the Executive's half-time employment, the Company shall pay the Executive an amount equal to one-half

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(1/2) of Base Salary, but the Company shall not be obligated to provide
Executive with any of the benefits described in Paragraph 2.4 of this Agreement. All other provisions of this Agreement shall be fully operative. The Executive agrees to increase his services to the Company to a full-time basis when the Company and Executive mutually agree that the Company's needs so require, at which time Executive shall be entitled to the entire Base Salary and the benefits described in Paragraph 2.4 of this Agreement. Executive agrees that during all times of his employment by the Company, including both full-time and part-time periods of employment, Executive will not permit any other business pursuit to interfere or conflict with his duties and responsibilities on behalf of the Company.

                  7.       Incentive Stock Option Plan.

                           7.1      Incentive Stock Option.  As an additional
inducement to encourage the Executive to enter into this Agreement and as an incentive to Executive during the course of the Employment Period, the Company agrees to grant Executive options to purchase up to 18,000 shares of the Company's Common Stock for $0.15 per share subject to and in accordance with a certain Incentive Stock Option Plan (hereinafter the "ISO Plan") to be adopted by the Board of Directors of the Company.

                  7.2 Option Vesting Schedule. The Company and Executive understand and agree that the ISO Plan will provide that the right to exercise said options to be granted to Executive pursuant to the ISO Plan will vest in accordance with the following vesting schedule: (i) on December 31, 1994,

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Executive shall be vested with the right to exercise options to purchase 4,500 shares of the Common Stock of the Company at $0.15 per share; (ii) on December 31, 1995, Executive shall be vested with the right to exercise options to purchase an additional 4,500 shares of the Common Stock of the Company at $0.15 for a total of 9,000 shares; (iii) on December 31, 1996, Executive shall be vested with the right to exercise options to purchase an additional 4,500 shares of the Common Stock of the Company at $0.15 per share, for a total of 13,500 shares; and (iv) on December 31, 1997, Executive shall be vested with the right to exercise options to purchase an additional 4,500 shares of the Common Stock of the Company at $0.15 for a total of 18,000 shares, and shall thereupon be fully vested. Executive shall have no right to exercise any options that have not vested as of the date of the termination of his employment with the Company; provided, however, that the Company and Executive understand and agree that in the event of the Executive's Involuntary Termination or Termination Without Cause, the aforementioned vesting schedule shall be accelerated by one year and the Executive shall also be deemed to be vested with the right to exercise those additional shares that would have vested on the December 31 next succeeding the effective date of Executive's termination as determined pursuant to Section 3.2.2, in the case of a Termination Without Cause, or pursuant to Section 3.2.3, in the case of an Involuntary Termination.

                  7.3 Option Rights Governed by ISO Plan. Notwithstanding anything contained in this Agreement to the

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contrary, all of Executive's rights pursuant to this Section shall be subject to and governed by the terms of the ISO Plan to be adopted by the Board of Directors, and as that ISO Plan may be amended by the Board of Directors from time to time.

                  8. Renewal. This Employment Agreement shall be automatically renewed for additional twelve (12) month terms unless either the Executive or the Company shall notify the other in writing at least sixty (60) days before expiration of the then current 12-month term that it does not wish to renew the Employment Agreement.

                  9.       Miscellaneous.

                           9.1   Notices.  Any notice or communication given
by either party hereto to the other party shall be in writing and shall be deemed duly given (i) when personally delivered, or (ii) when five days have elapsed after its transmittal, by registered or certified mail, return receipt requested, postage prepaid, or (iii) if transmitted by telecopy, when sent, or
(iv) if transmitted by telex (or equivalent service), when the sender's receiving apparatus has printed the answerback of the addressee on a copy of the telex message. Notices shall be addressed as follows:

                           If to the Company:

                                    Algos Pharmaceutical Corporation
                                    c/o U.S. Medical Technologies, Inc.
                                    Collingwood Plaza
                                    4900 Highway 33
                                    Wall, New Jersey  07753
                                    Telecopier No.: 908-938-2825
                                    Attention:  Chairman of the Board

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                           If to Executive:

                                Dr. Gastone Bello

                                1704 Channel Club Tower
                                Monmouth Beach, New Jersey 07750

                           With copies in each case to:

                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------


                                    Latham & Watkins 885 Third Avenue
                                    New York, New York 10022
                                    Telecopier No.: 212-751-4864
                                    Attention:  Roger H. Kimmel, Esq.

Any person entitled to receive notice (or a copy of thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

                           9.2  Entire Agreement; Amendment; Waiver.  This
Agreement contains the entire understanding of the parties covering its subject matter and supersedes all prior agreements between the parties. This Agreement may be amended or waived only by a writing signed by both parties. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of that provision nor as a waiver of any breach of another provision.

                           9.3   Headings.  The headings of the paragraphs of
this Agreement are inserted for convenience only and shall not be considered a part of or be referred to in interpreting this Agreement.

                           9.4  Governing Law; Interpretation; Service of
Process.  This Agreement shall be construed in accordance with

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and governed for all purposes by the laws and public policies of the State of
New Jersey applicable to contracts executed and to be wholly performed in that State. Service of process in any dispute shall be effective (a) upon the Company, if service is made on any officer of the Company; (b) upon Executive, if service is made to Executive's residence last known to the Company with an information copy to Executive at any other residence, or care of a subsequent employer, of which the Company may be aware.

                           9.5  Counterparts.  This Agreement may be executed
in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

                           9.6  Assignment.  Assignment of the rights and
obligations of this Agreement shall bind and enure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties, provided that the successor shall assume the obligations of the Company under this Agreement. Executive's rights or obligations under this Agreement may not be assigned by Executive.

                           9.7  Further Assurances.  Each of the parties
agrees to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers-

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of-attorney and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

                           9.8    Severability.  If any one or more of the
terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, unless the parties hereto would not have entered into this Agreement without said invalid, void or unenforceable term, provision, covenant or restriction. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.

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                                    Execution

                  The parties have duly executed this Agreement as of the date first above written whereupon this Agreement enters into full force and effect in accordance with its terms.

                                       ALGOS PHARMACEUTICAL CORP.,
                                       a Delaware Corporation

                                       By: /s/ John W. Lyle,
                                           ------------------------------
                                           John W. Lyle, President and
                                           Chief Executive Officer

                                           /s/ Gastone Bello
                                           ------------------------------
                                           GASTONE BELLO

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                        AMENDMENT TO EMPLOYMENT AGREEMENT

         FOR AND IN CONSIDERATION of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ALGOS PHARMACEUTICAL CORPORATION (the "Company") and GASTONE BELLO (the "Executive") hereby agree to amend and modify the Employment Agreement between them dated as of January 2, 1994 (the "Agreement") as follows:

         1. Section 7 of the Agreement, entitled "Incentive Stock Option Plan," is hereby amended and modified to provide that the option exercise price shall be "One Dollar ($1.00) per share," and not "$0.15 per share."

         IN WITNESS WHEREOF, this Amendment to Employment Agreement is executed by the undersigned parties on the date first above appearing for the purpose of modifying the Employment Agreement dated as of January 2, 1994 between them.

                                           ALGOS PHARMACEUTICAL CORP.,
                                           a Delaware Corporation

                                          By: /s/ John W. Lyle,
                                              -------------------------------
                                               John W. Lyle, President and
                                              Chief Executive Officer

                                               /s/ Gastone Bello
                                              -------------------------------
                                                   GASTONE BELLO


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